Exhibit 99.1
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Ladder Capital Corp Reports Results for the Quarter and Year Ended December 31, 2024

NEW YORK, NY, February 6, 2025 – Ladder Capital Corp (NYSE: LADR) (“we,” “our,” “Ladder,” or the “Company”) today announced operating results for the quarter and year ended December 31, 2024. GAAP income before taxes for the three months ended December 31, 2024 was $33.0 million, and diluted earnings per share (“EPS”) was $0.25. Distributable earnings was $33.6 million, or $0.27 of distributable EPS. GAAP income before taxes for the year ended December 31, 2024 was $110.9 million, and diluted earnings per share (“EPS”) was $0.86. Distributable earnings was $153.9 million, or $1.21 of distributable EPS.

“In the fourth quarter, Ladder generated strong earnings and dividend coverage. Throughout 2024, our middle market by choice business model continued to demonstrate success, as we received a significant amount of loan payoffs and our credit performed well overall. Our low leverage and robust liquidity position, which includes our upsized $850 million corporate revolving credit facility, enable us to focus on new investment opportunities as 2025 begins,” said Brian Harris, Ladder’s Chief Executive Officer.
Supplemental
The Company issued a supplemental presentation detailing its fourth quarter and full year 2024 operating results, which can be viewed at http://ir.laddercapital.com.
Conference Call and Webcast
We will host a conference call on Thursday, February 6, 2025 at 10:00 a.m. Eastern Time to discuss fourth quarter and full year 2024 results. The conference call can be accessed by dialing (877) 407-4018 domestic or (201) 689-8471 international. Individuals who dial in will be asked to identify themselves and their affiliations. For those unable to participate, an audio replay will be available until midnight on Thursday, February 20, 2025. To access the replay, please call (844) 512-2921 domestic or (412) 317-6671 international, access code 13750906. The conference call will also be webcast though a link on Ladder’s Investor Relations website at ir.laddercapital.com/event. A web-based archive of the conference call will also be available at the above website.
About Ladder
Ladder is a leading diversified commercial real estate finance platform that specializes in underwriting commercial real estate across the capital stack. With $4.8 billion of assets, our investment objective is to preserve and protect shareholder capital while generating attractive risk-adjusted returns.
Since 2008, we have invested over $46 billion in debt and equity, serving both institutional and middle-market clients. Our primary business is originating fixed and floating rate first mortgage loans secured by all commercial real estate property types. We also own and operate commercial real estate, including net leased commercial properties, and we invest in investment grade securities secured by first mortgage loans on commercial real estate.

We are internally managed and members of our management team and board of directors collectively own more than 11% of Ladder’s equity, making them the Company’s largest shareholder and aligning their interests closely with fellow stakeholders. Since our founding, their vision has been to support the Company’s investment platform with a conservative and durable capital structure. Our industry-leading credit ratings reflect this differentiated financing strategy.

Ladder is headquartered in New York City with a regional office in Miami, Florida. All amounts in this section are as of December 31, 2024.
Forward-Looking Statements
Certain statements in this release may constitute “forward-looking” statements. These statements are based on management’s current opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results.

These forward-looking statements are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. While Ladder believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect actual results on the Company's business. There are a number of risks and uncertainties that could cause actual results to differ materially from forward-looking statements made herein including, most prominently, the risks discussed under the heading “Risk Factors” in each of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as well as its consolidated financial statements, related notes, and other financial information appearing therein, and its other filings with the U.S. Securities and Exchange Commission. Such forward-looking statements are made only as of the date of this release. Ladder expressly disclaims any obligation or undertaking to release any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or changes in events, conditions, or circumstances on which any such statement is based.
Investor Contact
Ladder Investor Relations
(917) 369-3207
investor.relations@laddercapital.com

Ladder Capital Corp
Consolidated Balance Sheets
(Dollars in Thousands)

	December 31,	December 31,
	2024(1)	2023(1)
	(Unaudited)
Assets
Cash and cash equivalents	$1,323,481	$1,015,678
Restricted cash	12,608	15,450
Mortgage loan receivables held for investment, net, at amortized cost:
Mortgage loans receivable	1,591,322	3,155,089
Allowance for credit losses	(52,323)	(43,165)
Mortgage loan receivables held for sale	26,898	26,868
Securities	1,080,839	485,533
Real estate and related lease intangibles, net	670,803	726,442
Investments in and advances to unconsolidated ventures	19,923	6,877
Derivative instruments	437	1,454
Accrued interest receivable	12,936	24,233
Other assets	158,149	98,218
Total assets	$4,845,073	$5,512,677
Liabilities and Equity
Liabilities
Debt obligations, net	$3,135,617	$3,783,946
Dividends payable	31,838	32,294
Accrued expenses	74,824	65,144
Other liabilities	69,855	99,095
Total liabilities	3,312,134	3,980,479
Commitments and contingencies	—	—
Equity
Class A common stock, par value $0.001 per share, 600,000,000 shares authorized; 129,883,019 and 128,027,478 shares issued and 127,106,481 and 126,911,689 shares outstanding as of December 31, 2024 and December 31, 2023, respectively.	127	127
Additional paid-in capital	1,777,118	1,756,750
Treasury stock, 2,776,538 and 1,115,789 shares, at cost	(30,475)	(12,001)
Retained earnings (dividends in excess of earnings)	(206,874)	(197,875)
Accumulated other comprehensive income (loss)	(4,866)	(13,853)
Total shareholders’ equity	1,535,030	1,533,148
Noncontrolling interests in consolidated ventures	(2,091)	(950)
Total equity	1,532,939	1,532,198
Total liabilities and equity	$4,845,073	$5,512,677

(1)     Includes amounts relating to consolidated variable interest entities.

Ladder Capital Corp
Consolidated Statements of Income
(Dollars in Thousands, Except Per Share and Dividend Data)

	Three Months Ended		Year Ended
	December 31,	September 30,	December 31,	December 31,
	2024	2024	2024	2023
	(Unaudited)		(Unaudited)
Net interest income
Interest income	$78,102	$96,092	$358,625	$407,284
Interest expense	50,890	57,676	221,537	245,097
Net interest income (expense)	27,212	38,416	137,088	162,187
Provision for (release of) loan loss reserves, net	47	3,063	13,933	25,096
Net interest income (expense) after provision for (release of) loan loss reserves	27,165	35,353	123,155	137,091
Other income (loss)
Real estate operating income	23,368	25,294	98,681	96,950
Net result from mortgage loan receivables held for sale	(608)	1,092	30	(523)
Gain (loss) on real estate, net	12,419	315	25,277	8,808
Fee and other income	4,753	6,609	18,700	8,931
Net result from derivative transactions	1,549	(766)	5,420	1,481
Earnings (loss) from investment in unconsolidated ventures	(68)	(14)	(79)	758
Gain (loss) on extinguishment of debt	(9)	20	188	10,718
Total other income (loss)	41,404	32,550	148,217	127,123
Costs and expenses
Compensation and employee benefits	11,754	14,407	60,671	63,618
Operating expenses	4,863	4,508	19,193	19,503
Real estate operating expenses	9,637	10,751	40,568	37,587
Investment related expenses	1,809	1,628	7,718	8,847
Depreciation and amortization	7,466	8,146	32,327	29,914
Total costs and expenses	35,529	39,440	160,477	159,469
Income (loss) before taxes	33,040	28,463	110,895	104,745
Income tax expense (benefit)	1,711	901	3,448	4,244
Net income (loss)	31,329	27,562	107,447	100,501
Net (income) loss attributable to noncontrolling interests in consolidated ventures	55	351	808	624
Net income (loss) attributable to Class A common shareholders	$31,384	$27,913	$108,255	$101,125

Earnings per share:
Basic	$0.25	$0.22	$0.86	$0.81
Diluted	$0.25	$0.22	$0.86	$0.81

Weighted average shares outstanding:
Basic	125,549,113	125,705,754	125,576,784	124,667,877
Diluted	125,870,042	125,905,528	125,785,295	124,882,398

Dividends per share of Class A common stock	$0.23	$0.23	$0.92	$0.92

Non-GAAP Financial Measures
During the first quarter of 2024, the Company refined its definition of distributable earnings and its descriptions of the adjustments to GAAP income. The refined definition and descriptions do not change how distributable earnings or adjustments to GAAP income are calculated for prior, current or future periods. The Company utilizes distributable earnings, distributable EPS, and after-tax distributable return on average equity (“ROAE”), non-GAAP financial measures, as supplemental measures of our operating performance. We believe distributable earnings, distributable EPS and after-tax distributable ROAE assist investors in comparing our operating performance and our ability to pay dividends across reporting periods on a more relevant and consistent basis by excluding from GAAP measures certain non-cash expenses and unrealized results as well as eliminating timing differences related to conduit securitization gains and changes in the values of assets and derivatives. In addition, we use distributable earnings, distributable EPS and after-tax distributable ROAE: (i) to evaluate our earnings from operations because management believes that they may be useful performance measures; and (ii) because our board of directors considers distributable earnings in determining the amount of quarterly dividends. Distributable EPS is defined as after-tax distributable earnings divided by the weighted average diluted shares outstanding during the period. In addition, we believe it is useful to present distributable earnings and distributable EPS prior to charge-offs of allowance for credit losses to reflect our direct operating results and help existing and potential future holders of our class A common stock assess the performance of our business excluding such charge-offs. Distributable earnings prior to charge-offs of allowance for credit losses is used as an additional performance metric to consider when declaring our dividends. Distributable EPS prior to charge-offs of allowance for credit losses is defined as after-tax distributable earnings prior to charge-offs of allowance for credit losses divided by the weighted average diluted shares outstanding during the period.

We define distributable earnings as income before taxes adjusted for: (i) net (income) loss attributable to noncontrolling interests in consolidated ventures; (ii) our share of real estate depreciation, amortization and gain adjustments and (earnings) loss from investments in unconsolidated ventures in excess of distributions received; (iii) the impact of derivative gains and losses related to hedging fair value variability of fixed rate assets caused by interest rate fluctuations and overall portfolio market risk as of the end of the specified accounting period; (iv) economic gains or losses on loan sales, certain of which may not be recognized under GAAP accounting in consolidation for which risk has substantially transferred during the period, as well as the exclusion of the related GAAP economics in subsequent periods; (v) unrealized gains or losses related to our investments in securities recorded at fair value in current period earnings; (vi) unrealized and realized provision for loan losses and real estate impairment; (vii) non-cash stock-based compensation; and (viii) certain non-recurring transactional items.
We exclude the effects of our share of real estate depreciation and amortization. Given GAAP gains and losses on sales of real estate include the effects of previously-recognized real estate depreciation and amortization, our adjustment eliminates the portion of the GAAP gain or loss that is derived from depreciation and amortization.

Our derivative instruments do not qualify for hedge accounting under GAAP and, therefore, any net payments under, or fluctuations in the fair value of derivatives are recognized currently in our income statement. The Company utilizes derivative instruments to hedge exposure to interest rate risk associated with fixed rate mortgage loans, fixed rate securities, and/or overall portfolio market risks. Distributable earnings excludes the GAAP results from derivative activity until the associated mortgage loan or security for which the derivative position is hedging is sold or paid off, or the hedge position for overall portfolio market risk is closed, at which point any gain or loss is recognized in distributable earnings in that period. For derivative activity associated with securities or mortgage loans held for investment, any hedging gain or loss is amortized over the expected life of the underlying asset for distributable earnings. We believe that adjusting for these specifically identified gains and losses associated with hedging positions adjusts for timing differences between when we recognize the gains or losses associated with our assets and the gains and losses associated with derivatives used to hedge such assets.

We originate conduit loans, which are first mortgage loans on stabilized, income producing commercial real estate properties that we intend to sell into third-party CMBS securitizations. Mortgage loans receivable held for sale are recorded at the lower of cost or market under GAAP. For purposes of distributable earnings, we exclude the impact of unrealized lower of cost or market adjustments on conduit loans held for sale and include the realized gains or losses in distributable earnings in the period when the loan is sold. Our conduit business includes mortgage loans made to third parties and may also include mortgage loans secured by real estate owned in our real estate segment. Such mortgage loans receivable secured by real estate owned in our real estate segment are eliminated in consolidation within our GAAP financial statements until the loans are sold in a third-party securitization. Upon the sale of a loan to a third-party securitization trust (for cash), the related mortgage note payable is recognized on our GAAP financial statements. For purposes of distributable earnings, we include adjustments for economic gains and losses related to the sale of these inter-segment loans for which risk has substantially transferred during the period and exclude the resultant GAAP recognition of amortization of any related premium/discount on such mortgage loans payable recognized in interest expense during the subsequent periods. This adjustment is reflected in distributable earnings when there is a true risk transfer on the mortgage loan sale and settlement. Conversely, if the economic risk was not substantially transferred, no adjustments to net income would be made relating to those transactions for distributable earnings purposes. Management believes recognizing these amounts for distributable earnings purposes in the period of transfer of economic risk is a useful supplemental measure of our performance.

We invest in certain securities that are recorded at fair value with changes in fair value recorded in current period earnings. For purposes of distributable earnings, we exclude the impact of unrealized gains and losses associated with these securities and include realized gains or losses in connection with any disposition of securities. Distributable earnings includes declines in fair value deemed to be an impairment for GAAP purposes if the decline is determined to be non-recoverable and the loss to be nearly certain to be eventually realized. In those cases, an impairment is included in distributable earnings for the period in which such determination was made.
We include adjustments for unrealized provision for loan losses and real estate impairment. For purposes of distributable earnings, management recognizes realized losses on loans and real estate in the period in which the asset is sold or when the Company determines such amounts are no longer realizable and deemed non-recoverable.

Set forth below is an unaudited reconciliation of income (loss) before taxes to distributable earnings, and an unaudited computation of distributable EPS (in thousands, except per share data):

	Three Months Ended		Year Ended
	December 31,	September 30,	December 31,	December 31,
	2024	2024	2024	2023
Income (loss) before taxes	$33,040	$28,463	$110,895	$104,745
Net (income) loss attributable to noncontrolling interests in consolidated ventures	55	351	808	624
Our share of real estate depreciation, amortization and gain adjustments (1)	(2,225)	7,514	11,558	18,602
Adjustments for derivative results and loan sale activity (2)	(474)	128	2,005	112
Unrealized (gain) loss on fair value securities	903	(5)	925	(29)
Adjustment for impairment (3)	47	3,063	13,933	25,096
Non-cash stock-based compensation	2,237	3,177	18,829	18,577
Distributable earnings prior to charge-off of allowance for credit losses	33,583	42,691	158,953	167,727
Charge-off of allowance for credit losses (3)	—	(5,023)	(5,023)	—
Distributable earnings	$33,583	$37,668	$153,930	$167,727
Estimated corporate tax (expense) benefit (4)	478	(140)	(2,131)	(496)
After-tax distributable earnings	$34,061	$37,528	$151,799	$167,231
Weighted average diluted shares outstanding	125,870	125,906	125,785	124,882
Distributable EPS	$0.27	$0.30	$1.21	$1.34
Per share impact of charge-off of allowance for credit losses	—	0.04	0.04	—
Distributable EPS prior to charge-off of allowance for credit losses	$0.27	$0.34	$1.25	$1.34

(1)    The following is an unaudited reconciliation of GAAP depreciation and amortization to our share of real estate depreciation, amortization and gain adjustments and (earnings) loss from investment in unconsolidated ventures in excess of distributions received ($ in thousands):

	Three Months Ended		Year Ended
	December 31,	September 30,	December 31,	December 31,
	2024	2024	2024	2023
Total GAAP depreciation and amortization	$7,466	$8,146	$32,327	$29,914
Depreciation and amortization related to non-rental property fixed assets	(110)	(110)	(440)	(431)
Non-controlling interests in consolidated ventures’ share of depreciation and amortization	(115)	(111)	(441)	(410)
Our share of operating lease income from above/below market lease intangible amortization	(413)	(425)	(1,700)	(1,797)
Our share of real estate depreciation and amortization	6,828	7,500	29,746	27,276
Accumulated depreciation and amortization on real estate sold (a)	(9,121)	—	(18,267)	(8,016)
Adjustment for (earnings) loss from investments in unconsolidated ventures in excess of distributions received	68	14	79	(658)
Our share of real estate depreciation, amortization and gain adjustments	$(2,225)	$7,514	$11,558	$18,602

(a) GAAP gains/losses on sales of real estate include the effects of previously-recognized real estate depreciation and amortization. For purposes of distributable earnings, our share of real estate depreciation and amortization is eliminated and, accordingly, the resultant gains/losses also must be adjusted. The following is an unaudited reconciliation of the related consolidated GAAP amounts to the amounts reflected in distributable earnings ($ in thousands):

	Three Months Ended		Year Ended December 31,
	December 31,	September 30,	December 31,	December 31,
	2024	2024	2024	2023
GAAP realized gain/loss on sale of real estate, net	$12,419	$315	$25,277	$8,808
Adjusted gain/loss on sale of real estate for purposes of distributable earnings	(3,298)	(315)	(7,010)	(792)
Accumulated depreciation and amortization on real estate sold	$9,121	$—	$18,267	$8,016

(2)    The following is an unaudited reconciliation of GAAP net results from derivative transactions to our adjustments for derivative results and loan sale activity within distributable earnings ($ in thousands):

	Three Months Ended		Year Ended
	December 31,	September 30,	December 31,	December 31,
	2024	2024	2024	2023
GAAP net results from derivative transactions	$(1,549)	$766	$(5,420)	$(1,481)
Realized results of loan sales, net (a) (b)	—	(198)	2,856	—
Unrealized lower of cost or market adjustments related to loans held for sale	608	(1,092)	(30)	523
Amortization of (premium)/discount on mortgage loan financing included in interest expense (b)	(209)	(216)	(767)	(604)
Recognized derivative results	676	868	5,366	1,674
Adjustments for derivative results and loan sale activity	$(474)	$128	$2,005	$112

(a) Includes realized gains from sales of conduit mortgage loans collateralized by net lease properties in our real estate segment of $2.7 million and net hedge related gain on such mortgage loan sales of $0.2 million, for the twelve months ended December 31, 2024 and realized gains from sales of conduit mortgage loans collateralized by net lease properties in our real estate segment of $0.1 million and net hedge related (loss) on such mortgage loan sales of $(0.3) million, for the three months ended September 30, 2024.
(b) Prior to the first quarter of 2024, the Company presented these adjustments within “Adjustment for economic gain on loan sales not recognized under GAAP for which risk has been substantially transferred, net of reversal/amortization.”
(3)    During the three months ended September 30, 2024 and twelve months ended December 31, 2024, the Company recorded a provision for loan loss of $3.1 million and $13.9 million, respectively. During the three months ended September 30, 2024 and twelve months ended December 31, 2024, the Company determined a portion of the allowance for loan loss to be non-recoverable and charged-off $5.0 million.
(4)    Estimated corporate tax benefit (expense) is based on an effective tax rate applied to distributable earnings generated by the activity within our taxable REIT subsidiaries.
    After-tax distributable ROAE is presented on an annualized basis and is defined as after-tax distributable earnings divided by the average total shareholders’ equity during the period. Set forth below is an unaudited computation of after-tax distributable ROAE ($ in thousands):

	Three Months Ended		Year Ended December 31,
	December 31,	September 30,	December 31,	December 31,
	2024	2024	2024	2023
After-tax distributable earnings	$34,061	$37,528	$151,799	$167,231
Average shareholders’ equity	1,533,826	1,531,345	1,530,500	1,533,307
After-tax distributable ROAE	8.9%	9.8%	9.9%	10.9%
Non-GAAP Measures - Limitations
Our non-GAAP financial measures have limitations as analytical tools. Some of these limitations are:
•distributable earnings, distributable EPS, after-tax distributable ROAE and distributable earnings and distributable EPS prior to charge-off of allowance for credit losses do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations and are not necessarily indicative of cash necessary to fund cash needs;
•distributable EPS, distributable EPS prior to charge-off of allowance for credit losses, and after-tax distributable ROAE are based on a non-GAAP estimate of our effective tax rate, including the impact of Unincorporated Business Tax and the impact of our election to be taxed as a REIT effective January 1, 2015. Our actual tax rate may differ materially from this estimate; and
•other companies in our industry may calculate non-GAAP financial measures differently than we do, limiting their usefulness as comparative measures.
Because of these limitations, our non-GAAP financial measures should not be considered in isolation or as a substitute for net income (loss) attributable to shareholders, earnings per share or book value per share, or any other performance measures calculated in accordance with GAAP. Our non-GAAP financial measures should not be considered an alternative to cash flows from operations as a measure of our liquidity.
In addition, distributable earnings should not be considered to be the equivalent to REIT taxable income calculated to determine the minimum amount of dividends the Company is required to distribute to shareholders to maintain REIT status. In order for the Company to maintain its qualification as a REIT under the Internal Revenue Code, we must annually distribute at least 90% of our REIT taxable income. The Company has declared, and intends to continue declaring, regular quarterly distributions to its shareholders in an amount approximating the REIT’s net taxable income.
In the future, we may incur gains and losses that are the same as or similar to some of the adjustments in this presentation. Our presentation of non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.